UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)
(315) 445-2282
(Registrant's telephone number, including area code)

                          Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)            On December 31, 2016, James W. Gibson, Jr., a member of the Board of Directors (the "Board") of Community Bank System, Inc. (the "Company"), retired from the Board in accordance with the Company's mandatory retirement policy for directors.  Pursuant to the Company's Bylaws, a director is required to retire from the Board on December 31st of the year in which he or she attains the age of 70.  Mr. Gibson has served as a director of the Company and its subsidiary, Community Bank, N.A. (the "Bank"), since 2009.
Effective as of January 1, 2017, Sally A. Steele has been appointed as Chair of the Board of the Company and the Bank.  Nicholas A. DiCerbo, whose term as Chair of the Board expired in conformity with the Board's policy regarding term limits for the chairs of the Board and its committees, has been appointed to serve as Chair of the Board's Strategic/Executive Committee.  Ms. Steele joined the Boards of the Company and the Bank in 2003 in connection with the Company's merger with Grange National Banc Corp.  Over her 20 years of service as a director of a bank and its publicly traded holding company, she has developed extensive public company oversight experience and has served on numerous Board committees, including the Strategic/Executive Committee, Audit/Compliance/Risk Management Committee, Loan/ALCO Committee, Trust and Financial Services Committee, Compensation Committee, and Nominating/Corporate Governance Committee.
Item 8.01                          Other Events
At its December meeting, the Board adopted changes to its committee structure as part of the Company's preparation for crossing the $10 billion threshold in total consolidated assets.  As a larger institution, the Company will face heightened regulatory mandates, including the requirement to conduct stress testing as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), commonly known as "DFAST," reduced interchange fees on debit card transactions under the Durbin Amendment of the Dodd-Frank Act, and supervision by the Consumer Financial Protection Bureau.  The Company has been working to build the appropriate infrastructure to address the new requirements and has restructured the Board's Risk Committee to include the duties of its existing Loan/ALCO Committee and an expanded role to oversee the enterprise risk management functions currently addressed by the Board's Audit/Compliance/Risk Management Committee.  A new Stress Testing Subcommittee of the Risk Committee has been formed to provide oversight of the more detailed aspects of the DFAST process.  The Audit/Compliance/Risk Management Committee has been renamed the Audit and Compliance Committee and will focus on the oversight of audit and compliance matters.  In addition to restructuring and renaming the Board's committees, the Company has created management level committees to evaluate and address the enhanced regulatory and business issues triggered by crossing the $10 billion threshold, including a Risk & Capital Committee, an ALCO Committee, a Risk Committee, and a Stress Testing Committee.
Also at its December meeting, the Board approved a stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to 2,200,000 shares of the Company's common stock during a twelve-month period starting January 1, 2017.  Such repurchases may be made at the discretion of senior management depending on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable legal requirements.  The new repurchase authorization replaces the existing program which expired on December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: Executive Vice President and General Counsel

Dated: January 4, 2017